Exhibit 3.86

AMENDED AND RESTATED BYLAWS

OF

FAMILY DOLLAR STORES OF NORTH DAKOTA, INC.

ARTICLE I

SHAREHOLDERS’ MEETINGS

Section 1.                                           Annual Meeting.  The annual meeting of the Shareholders for the election of directors and the transaction of such other business as may properly come before it shall be held at the principal office of Family Dollar Stores of North Dakota, Inc. (the “Corporation”) in the City of Chesapeake, Virginia, or at such place within or without the Commonwealth of Virginia as shall be set forth in the notice of annual meeting.  The meeting shall be held on the 20th day in January of each and every year, at 2:30 p.m. or at such other date and time as is designated in the notice of annual meeting.  The Secretary shall give the notice of annual meeting, which shall include the place, date and hour of the meeting.  Such notice shall be given, either personally or by mail, not less than ten (10) nor more than sixty (60) days before the meeting date.  If mailed, the notice shall be addressed to the Shareholder at his address as it appears on the Corporation’s record of Shareholders, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him are to be mailed to a different address.  Notice of annual meetings may be waived by a Shareholder by submitting a signed waiver to the Secretary of the Corporation either before or after the meeting, or by attendance at the meeting.

Section 2.                                           Special Meeting.  Special meetings of Shareholders, other than those regulated by statute, may be called at any time by a majority of the directors or by the President.  A special Shareholder’s meeting must be called by the President upon written request of the holders of twenty percent (20%) of the outstanding shares entitled to vote at such special meeting. Written notice of special Shareholder’s meetings, stating the place within or without the Commonwealth of Virginia, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date set for the meeting. The notice shall be given to each Shareholder of record in the same manner as the notice of the annual meeting provided, however, that such notice, if mailed, shall be sent certified mail, return receipt requested.  No business other than that specified in the notice shall be transacted at any such special meeting.  Notice of a special Shareholder’s meeting may be waived by submitting a signed waiver to the Secretary or by attendance at the meeting.

Section 3.                                           Quorum.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business at all meetings of Shareholders.  If a quorum does not exist, less than a quorum may adjourn the meeting to a future date at which a quorum shall be present or represented.  At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

Section 4.                                           Record Date.  The Board of Directors may fix in advance the record date for the determination of Shareholders entitled to notice of a meeting, or for any other purposes requiring such a determination.  The record date may not be more than seventy (70) days before the meeting or action.

A determination of Shareholders entitled to notice of, or to vote at, a Shareholders meeting is effective for any adjournment of the meeting unless the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.  In such case, a new record date must be fixed, and notice must be given to all persons who are Shareholders as of the new record date.

Section 5.                                           Voting.  A Shareholder entitled to vote at a meeting may vote in person or by proxy.  Except as otherwise provided by the Virginia Stock Corporation Act or the Articles of Incorporation, every Shareholder shall be entitled to one vote for each share standing in his name on the Corporation’s record of Shareholders.  Except as otherwise provided by these Bylaws, the Articles of Incorporation, or the Virginia Stock Corporation Act, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote shall be the act of the Shareholders.

Section 6.                                           Proxies.  Every proxy must be dated and signed by the Shareholder or by his attorney-in-fact.  No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless otherwise provided therein. Every proxy shall be revocable at the pleasure of the Shareholder executing it, except where an irrevocable proxy is permitted by statute.

Section 7.                                           Consents.  Actions required or permitted by the Virginia Stock Corporation Act, the Articles of Incorporation or these Bylaws, to be taken at a Shareholder meeting may be taken without a meeting if one or more written consents are signed by all the Shareholders entitled to vote on the action and such consents are delivered to the Secretary.

ARTICLE II

DIRECTORS

Section 1.                                           Number and Qualifications.  The board of directors (hereinafter, “Board of Directors” or “Board”) shall consist of at least one (1) member and not more than nine (9) members, as such number may be determined, from time to time, by the Board.  Directors need not be Shareholders of the Corporation.  The maximum number of directors may be increased or decreased by an amendment to the Bylaws adopted by the Shareholders.

Section 2.                                           Manner of Election.  The directors shall be elected at the annual meeting of the Shareholders by a plurality vote.

Section 3.                                           Term of Office.  The term of office of each director shall be until the next annual meeting of the Shareholders and until his successor has been duly elected and has qualified.

Section 4.                                           Duties and Powers.  The Board of Directors shall control and manage the affairs and business of the Corporation.  The directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, not inconsistent with the Virginia Stock Corporation Act, the Articles of Incorporation or these Bylaws.  The Board of Directors may elect a chairperson who shall preside at all meetings of the Board of Directors.

Section 5.                                           Meetings.  The Board of Directors shall meet for the election or appointment of officers and for the transaction of any other business as soon as practicable after the adjournment of the annual meeting of the Shareholders.  Other regular meetings of the Board shall be held at such times as the Board may from time to time determine.

Special meetings of the Board of Directors may be called by the President at any time.  Upon the written request of any two directors, the President must call a special meeting to be held not more than seven (7) days after the receipt of such request.

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if each director signs a consent describing the action to be taken and delivers it to the Corporation.

Section 6.                                           Notice of Meetings.  No notice need be given of any regular meeting of the Board.  The Secretary shall serve notice of special meetings upon each director in person or by certified mail, return receipt requested, addressed to him at his last known post office address, at least ten (10) days prior to the date of such meeting, specifying the time and place of the meeting and the business to be transacted.  At any meeting at which all of the directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

Section 7.                                           Place of Meeting.  The Board of Directors may hold its meeting within or without the Commonwealth of Virginia, at such place as may be designated in the notice of the meeting.

Section 8.                                           Quorum.  At any meeting of the Board of Directors, the presence of a majority of the Board shall constitute a quorum for the transaction of business.  Should a quorum not be present, a lesser number may adjourn the meeting to some further time, not more than seven (7) days later.

Section 9.                                           Voting.  At all meetings of the Board of Directors, each director shall have one vote irrespective of the number of shares that he may hold.  If a quorum is present for a Board meeting, the vote of a majority of the Board, except as otherwise provided by the Virginia Stock Corporation Act or the Articles of Incorporation, shall be the act of the Board.

Section 10.                                    Compensation.  Each director shall be entitled to receive for attendance at each meeting of the Board, or of any duly constituted committee of the Board, such fee as is fixed by the Board.

Section 11.                                    Vacancies.  Any vacancy occurring in the Board of Directors by death, resignation, or otherwise, shall be filled promptly by a majority vote of the remaining directors at a special meeting which shall be called for that purpose within thirty (30) days after the occurrence of the vacancy.  The director thus chosen shall hold office for the unexpired term of his predecessor and until the election and qualification of his successor.

Section 12.                                    Removal of Directors.  The Shareholders may, by majority vote, remove a director with or without cause at a special meeting expressly called for such purpose.  Notice of the meeting must specifically state that the purpose of the meeting is to remove the director.  Except as otherwise prescribed by the Virginia Stock Corporation Act, a director may also be removed for cause by vote of a majority of the entire Board.

Section 13.                                    Resignation.  Any director may resign his office at any time by delivering written notice to the Board, the President or the Secretary.  A resignation is effective upon delivery of the notice.

ARTICLE III

OFFICERS

Section 1.                                           Officers and Qualifications.  The officers of the Corporation shall consist of a President and a Secretary. Other officers of the Corporation may include one (1) or more Vice Presidents, a Treasurer and such other officers as the Board of Directors may appoint.  The same individual may simultaneously hold more than one (1) office.

Section 2.                                           Election.  All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of Shareholders.

Section 3.                                           Term of Office.  All officers shall hold office until their successors have been duly elected and have qualified, or until removed as hereinafter provided.

Section 4.                                           Removal of Officers.  Any officer may be removed with or without cause by the vote of a majority of the Board of Directors.

Section 5.                                           Duties of Officers.  The duties and powers of the officers of the Corporation shall be as follows and as shall hereafter be set by resolution of the Board of Directors:

PRESIDENT

A.                                    The President shall preside at all meetings of the Board of Directors, unless the Board of Directors has elected a Chairperson, and at all meetings of the Shareholders.

B.                                    He shall present at each annual meeting of the Shareholders and directors a report of the condition of the business of the Corporation.

C.                                    He shall cause to be called regular and special meetings of the Shareholders and directors as required by the Virginia Stock Corporation Act and these Bylaws.

D.                                    He shall, subject to the approval of the Board, appoint, discharge, and fix the compensation of all employees and agents of the Corporation other than the duly elected officers.

E.                                     He has authority to sign and execute, in the name of the Corporation, all contracts, and all notes, drafts, or other orders for the payment of money.

F.                                      He shall cause all books, reports, statements, and certificates to be properly kept and filed as required by the Virginia Stock Corporation Act.

G.                                    He shall enforce these Bylaws and perform all duties incident to his office required by the Virginia Stock Corporation Act.  Generally, he shall supervise and control the business and affairs of the Corporation.

H.                                   He shall, in the absence of any officer, assume any absent officer’s duties as set forth in these Bylaws.

VICE PRESIDENT

During the absence or incapacity of the President, the Vice President in order of seniority of election shall perform the duties of the President, and when so acting, he shall have all the powers and be subject to all the responsibilities of the office of President, and shall perform such duties and functions as the Board may prescribe.

SECRETARY

A.                                    The Secretary shall keep the minutes of the meetings of the Board of Directors and of the Shareholders in appropriate books.  He shall also keep a record of all actions taken, with or without a meeting, by the Shareholders, Board of Directors or any committee of the Board.

B.                                    He shall attend to the giving of notice of special meetings of the Board of Directors and of all the meetings of the Shareholders of the Corporation.

C.                                    He shall be custodian of the records of the Corporation.

D.                                    He shall keep a record of the Shareholders containing the names of all Shareholders, their places of residence, the number and class of shares held by each and the dates when each became owners of record.  He shall keep a record of all written communications to Shareholders generally within the past three (3) years.

E.                                     He shall keep all records open for inspection, daily during the usual business hours, within the limits prescribed by the Virginia Stock Corporation Act.  At the request of the person entitled to an inspection thereof, he shall prepare and make available a current list of the officers and directors of the Corporation and their business addresses.

F.                                      He shall attend to all correspondence and present to the Board of Directors at its meeting all official communications received by him.

G.                                    He shall perform all the duties incident to the office of Secretary of the Corporation.

TREASURER

A.                                    The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and shall deposit funds and securities in the name of the Corporation in such banks or safe deposit companies as the Board of Directors may designate.

B.                                    He has authority to make, sign, and endorse, in the name of the Corporation, all checks, drafts, notes, and other orders for the payment of money, and pay out and dispose of such under the direction of the President or the Board of Directors.

C.                                    He shall keep at the principal office of the Corporation accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any director upon application at the office of the Corporation during business hours.

D.                                    He shall render a report of the condition of the finances of the Corporation at each regular meeting of the Board of Directors and at such other times as shall be required of him, and he shall make a full financial report at the annual meeting of the Shareholders.

E.                                     He shall further perform all duties incident to the office of Treasurer of the Corporation.

F.                                      If required by the Board of Directors, he shall give such bond as it shall determine appropriate for the faithful performance of his duties.

OTHER OFFICERS

Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

Section 6.                                           Vacancies.  All vacancies in any office shall be filled promptly by the Board of Directors, either at regular meetings or at a meeting specially called for that purpose.

Section 7.                                           Compensation of Officers.  The officers shall receive such salary or compensation as may be fixed by the Board of Directors.

Section 8.                                           Reimbursement of Compensation of Officers. Any payments made to an officer of the Corporation such as salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance.

It shall be the duty of the directors, as a Board, to enforce payment of each amount disallowed.  In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

ARTICLE IV

SEAL

The Corporation shall not have a corporate seal.

ARTICLE V

SHARES

Section 1.                                           Certificates.  Except as may be otherwise provided by the Board of Directors, shareholders of the Corporation are not entitled to certificates representing the shares of stock held by them.  In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors and shall be signed by the President and the Secretary of the Corporation. There shall be no differences in the rights and obligations of shareholders based on whether or not their shares are represented by certificates.

Section 2.                                           Subscriptions.  Subscriptions to the shares shall be paid at such times and in such installments as the Board of Directors may determine.  If default shall be made in the payment of any installment as required by such resolution, the Board may, in the manner prescribed by the Virginia Stock Corporation Act, declare the shares and all previous payments thereon forfeited for the use of the Corporation.

Section 3.                                           Transfer of Shares.  The shares of the Corporation shall be assignable and transferable only on the books and records of the Corporation and by the registered owner, or by his duly authorized attorney.

ARTICLE VI

DISTRIBUTIONS

The Board of Directors, at any regular or special meeting, may authorize and make distributions to its Shareholders.  However, no distribution may be made if, after giving it effect:  (1) the Corporation would not be able to pay its debts as they become due in the usual course of business, or (2) the Corporation’s total assets would be less than its total liabilities.

ARTICLE VII

AGREEMENTS, BILLS, NOTES, ETC.

All contracts, bills payable, notes, checks, drafts, warrants, or other agreements or negotiable instruments of the Corporation shall be made in the name of the Corporation and shall be signed by the President, any Vice President or by such officer or officers as the Board of Directors shall from time to time by resolution direct.

No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft, warrant, or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt of liability in the name and on behalf of the Corporation except as herein expressly prescribed and provided.

ARTICLE VIII

OFFICES

The principal office of the Corporation shall be located at 500 Volvo Parkway in the City of Chesapeake, Virginia 23320.  The Board of Directors may change the location of the principal office of the Corporation and may, from time to time, designate other offices within or without the state as the business of the Corporation may require.

ARTICLE IX

AMENDMENTS

These Bylaws may be altered, amended, repealed, or added to by the affirmative vote of a majority of the Shareholders entitled to vote in the election of any director at an annual meeting or a special meeting called for that purpose, provided that a written notice shall have been sent to each Shareholder of record entitled to vote at such meeting at his last known post office address at least ten (10) days before the date of such annual or special meeting.  The notice shall state the alterations, amendments, additions, or changes which are proposed to be made in such Bylaws.  Only such changes shall be made as have been specified in the notice.  The Bylaws may also be altered, amended or repealed, or new Bylaws adopted by a majority of the entire Board of Directors at a regular or special meeting of the Board.  However, any Bylaws adopted by the Board may be altered, amended, or repealed by the Shareholders.

ARTICLE X

WAIVER OF NOTICE

Whenever under the provisions of these Bylaws or the Virginia Stock Corporation Act, any Shareholder or director is entitled to notice of any regular or special meeting or of any action to be taken by the Corporation, such meeting may be held or such action may be taken without the giving of such notice, provided every Shareholder or director entitled to such notice waives the notice requirement in a signed writing delivered to the Secretary of the Corporation.

ARTICLE XI

GENDER

All pronouns shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the party may require.

ARTICLE XII

INDEMNIFICATION

Section 1.                                           Each person now or afterwards a director or officer of the Corporation (and such person’s heirs, executors and administrators) shall (subject to Section 4 below) be indemnified by the Corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) to which he was or is a party or is threatened to be made a party by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in the manner he believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or on a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person did not act in good faith and in a manner which he believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

Section 2.                                           Each person now or hereafter a director or officer of the Corporation (and such person’s heirs, executors and administrators) shall (subject to Section 4 below) be indemnified by the Corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in the manner he believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in light of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.  The termination of any action, suit or proceeding by judgment, order, settlement, shall not of itself create a presumption that such person did not act in good faith and in a manner which he believed to be in or not opposed to the best interests of the Corporation.

Section 3.                                           To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 4.                                           Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case on a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2.  Such determination shall be made in accordance with Sections 13.1-701(B) and (C) of the Virginia Stock Corporation Act, as may be amended from time to time.

Section 5.                                           Expenses (including attorneys’ fees) incurred in defending an action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in accordance with this Section 5 on receipt of a signed written (i) statement of such officer or director’s good faith belief that he has met the standard of conduct set forth in Section 1 or Section 2, as applicable, and (ii) undertaking by or on behalf of the director or officer to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation pursuant to this Article XII. The undertaking provided pursuant to clause (ii) in the immediately preceding sentence shall be an unlimited general obligation but need not be secured and shall be accepted without reference to financial ability to make repayment. Any advancement of expenses pursuant to this Section 5 shall be made by the Corporation as authorized in the specific case, and such authorization shall be made in accordance with Section 13.1-699(C) of the Virginia Stock Corporation Act, as may be amended from time to time.

Section 6.                                           The Board of Directors shall have the power to make any other or further indemnity, including with respect to criminal proceedings (by determination made by a majority vote of a quorum consisting of directors who were not parties to such proceedings), to any officer or director, except an indemnity against his gross negligence or willful misconduct.  Each such indemnity may continue as to a person who has ceased to have the capacity referred to above and may inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.                                           The Board of Directors shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in any such capacity or as a result of his serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or arising out of his status as any of the foregoing, whether or not the Corporation would have the power to indemnify him against such liability under any provision of this Article XII.

Section 8.                                           For the purposes of this Article XII, references to “Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

Section 9.                                           Notwithstanding any other provision in these Bylaws, no amendment to or repeal of this Article XII shall limit or eliminate the rights provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.